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Exhibit 10.33

FIRST AMENDMENT TO THE
WESTERN GAS RESOURCES, INC.
1999 STOCK OPTION PLAN

        This First Amendment to the Western Gas Resources, Inc. 1999 Stock Option Plan is made this 12th day of January, 2001, effective January 1, 2001.

RECITALS

  A.
  The Board of Directors adopted the Western Gas Resources, Inc. 1999 Stock Option Plan (the "Plan").

  B.
  Section 4(d) of the Plan authorizes the Board of Directors to amend the Plan.

  C.
  The Board of Directors desires to amend the Plan to make the modifications set forth herein.

        NOW, THEREFORE, THE western Gas Resources, Inc. 1999 Stock Option Plan is amended as follows:

1.
Section 9.e. is herby added in its entirety to read as follows:

e.
Options may be exercised, in whole or in part, by the surrender (or delivery) to the Company of previously acquired shares of Company common stock. This method of exercise is to include the constructive exchange (or surrendering) of Company stock already owned ("Payment Shares") in payment for the shares to be received under the option exercise in lieu of actually tendering such Company stock to the Company. If the Payment Shares are held by a registered securities broker for the optionee in "street name," the optionee will provide the Company with a notarized statement attesting to the number of shares owned that are intended to serve as Payment Shares. If the Company stock certificates are actually held by the optionee, he shall provide the Company with their certificate numbers. Upon receipt of a notarized statement regarding ownership of the Payment Shares, or upon confirmation of ownership of the Payment Shares by reference to Company records, the Company shall treat the Payment Shares as being constructively exchanges. The Company shall then issue to the employee a certificate for a net number of shares: the number of shares subject to the option exercise less the number of Payment Shares. The exchange price for the Payment Shares under the respective option exercise will be the Fair Market Value of the Company common stock as determined in 2.g. above as of the effective date of the exchange.

2.
Except as hereby amended, the Plan is hereby ratified and confirmed by the Board of Directors and its provisions shall remain in full force and effect.

        ADOPTED by the Board of Directors of Western Gas Resources, Inc. effective as of the date first set forth above.

WESTERN GAS RESOURCES, INC.
By	/s/ JOHN C. WALTER
Title	Executive Vice President

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FIRST AMENDMENT TO THE WESTERN GAS RESOURCES, INC. 1999 STOCK OPTION PLAN